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                                                               EXHIBIT 99.2


                     HEALTHTRUST, INC.-THE HOSPITAL COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Meeting") of Healthtrust, Inc.-The Hospital Company, a Delaware corporation ("Healthtrust"), to be held at the Doubletree Hotel, 314 Fourth Avenue North, Nashville, Tennessee on February 28, 1995 at 9:00 a.m., Nashville, Tennessee time, and the Joint Proxy Statement and Prospectus in connection therewith (the "Proxy Statement/Prospectus") and (2) appoints R. Clayton McWhorter and Phillip D. Wheeler, and each of them, his proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $.001 (the "Common Stock"), of Healthtrust standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournments or postponements thereof.

  The Board of Directors recommends a vote for item (1) listed below.

  The undersigned directs that this proxy be voted as follows:

  (1) To approve and adopt an Agreement and Plan of Merger dated as of October 4, 1994 among Columbia/HCA Healthcare Corporation ("Columbia"), COL Acquisition Corporation ("Columbia Sub") and Healthtrust, pursuant to which, among other things (a) Columbia Sub would be merged with and into Healthtrust (the "Merger"); and (b) each stockholder of Healthtrust would receive for each share of Common Stock owned as of the effective time of the Merger 0.88 of a share of Common Stock, par value $.01, of Columbia as described in the Proxy Statement/Prospectus.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  (2) In the discretion of the proxies, on any other matter that may properly come before the Meeting or any adjournments or postponements thereof.

 THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS
                 PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                         (PLEASE SEE REVERSE SIDE)

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  The undersigned hereby revokes any proxy
heretofore given to vote or act with
respect to the Common Stock and hereby
ratifies and confirms all that the
proxies, their substitutes, or any of them may lawfully do by virtue hereof.

  If one or more of the proxies named shall be
present in person or by substitute at the
Meeting or at any adjournments or postponements
thereof, the proxies so present and voting,
either in person or by substitute, shall
exercise all of the powers hereby given.          Date: _________________, 1995


  Please date, sign, and mail this proxy in the   -----------------------------
enclosed envelope. No postage is required.        Signature of Stockholder


                                                  -----------------------------

                                                  Signature if held jointly

                                                  Please date this proxy and
                                                  sign your name exactly as it
                                                  appears hereon. Where there
                                                  is more than one owner, each
                                                  should sign. When signing as
                                                  an attorney, administrator,
                                                  executor, guardian, or
                                                  trustee, please add your ti-
                                                  tle as such. If executed by
                                                  a corporation, the proxy
                                                  should be signed by a duly
                                                  authorized officer.